                                 RESTATED BYLAWS
                                       OF
                       PRICE COMMUNICATIONS WIRELESS, INC.

1.    OFFICES

      1.1.  Registered Office.

      The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be United States Corporation Service Company.

      1.2.  Other Offices.

      The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.    MEETINGS OF STOCKHOLDERS.

      2.1.  Place of Meetings.

      All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chief Executive Officer or the President.

      2.2.  Annual Meetings.

      The Corporation shall hold annual meetings of stockholders on the first Tuesday in May at 11 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

      2.3.  Special Meetings.

      Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), may be called by (a) the Chairman of the Board, (b) a majority of the directors in office, whether or not a quorum, or (c) the holders of not less than 35% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      2.4.  Notice of Meetings.

      Notice of any meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law")). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

      2.5.  Waivers of Notice.

      Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice except where such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when that matter is first presented for consideration.

      2.6.  Business at Annual Meeting.

      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.

      For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be received at the principal executive office of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's notice must be delivered to or mailed and receive at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the annual meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and
(e) the same information required by clauses (b), (c) and (d) above with respect, to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Notwithstanding any thing in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The Chairman shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 2.6, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      2.7.  List of Stockholders.

      After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list also shall, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the list required by Section 2.8 hereof or to vote in person or by proxy at any meeting of stockholders.

      2.8.  Quorum at Meetings.

      Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting or (b) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 day, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      2.9.  Voting and Proxies.

      Unless otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each holder of Class A Common Stock shall be entitled to one (1) vote, each holder of Class B Common Stock shall be entitled to five (5) votes, and all others stockholders shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder, provided, however, that if any Class A Common Stock is issued, except as otherwise provided by applicable law, the holders of Class B Common Stock will be entitled to only that number of votes per share in person or by proxy such that, in the aggregate, the vote of the holders of Class B Common Stock is no more than 75% of the votes cast on any matters upon which stockholders are entitled or permitted to vote. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A truly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

      2.10. Required Vote.

      If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation or the Delaware General Corporation Law requires a greater number of affirmative votes (in which case such different requirement shall apply). Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election (provided a quorum exists), and the election of directors need not be by written ballot. The Board of Directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      2.11. Action Without a Meeting.

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such written consent is unanimous, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

      2.12. Inspectors of Election.

      The director of the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies and ballots, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3.    DIRECTORS.

      3.1.  Powers.

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation, these Bylaws or agreements among stockholders which are otherwise lawful.

      3.2.  Number and Election.

      The number of directors which shall constitute the whole board shall be one. Directors shall be elected only by stockholders at annual meetings of stockholders, other than the initial board of directors and except as provided in Section 3.3 hereof in the case of vacancies and newly created directorships. Each director elected shall hold office for the term for which such director is elected and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

      3.3.  Vacancies.

      Vacancies resulting from death, resignation or removal and newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term, by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.

      3.4.  Terms of Office.

      Unless otherwise provided in the Certificate of Incorporation, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the annual meeting of stockholders held in the third year following their election and until their respective successors are elected or qualified, or until such elector's earlier death, resignation or removal.

      3.5.  Nomination of Directors.

      Nominations of persons for election to the Board of Directors may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in this Section 3.5. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be received at the principal executive offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not lees than 60 nor more than 90 days prior to the annual meeting; provided, however, that in the event that lees than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business of the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information related to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. The Chairman shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 3.5, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

      3.6.  Meetings.

            (a)   Regular Meetings.

      Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

            (b)   Special Meetings.

      Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

            (c)   Telephone Meetings.

      Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

            (d)   Action Without Meeting.

      Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

            (e)   Waiver of Notice of Meeting; Presumption of Assent.

      A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the action. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the Minute Book of the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director who is present at a meeting is presumed to have assented to any action taken unless such director enters a dissent or abstention in the minutes of the meeting or files a written dissent to such action no later than five days after such director receives a copy of the minutes of the meeting, provided that the right to dissent shall not apply to a director who votes in favor of such action.

      3.7.  Compensation of Directors.

      The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.    COMMITTEES.

      4.1.  Creation of Committees.

      The Board of Directors may by resolution create one or more committees and appoint members of the board of Directors to serve on them. The Board of Directors shall create (a) an Audit Committee for the purpose of examining and considering matters relating to the financial affairs of the Corporation, and
(b) a Compensation Committee for the purpose of establishing and implementing an executive compensation policy. The Audit and Compensation Committees may each have one or more members, who serve at the pleasure of the Board of Directors, provided that each committee shall consist entirely of directors who are not employees of the Corporation and, in addition, satisfy such other standards of independence as the Board of Directors deems appropriate. The creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken, whether or not a quorum. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

      4.2.  Committee Authority.

      To the extent specified by the Board of Directors or in the Certificate of Incorporation, each committee may exercise the authority of the Board of Directors, except that a committee may not: (i) approve or recommend to stockholders action that is required by law to be approved by stockholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Certificate of Incorporation; (iv) adopt, amend or repeal these Bylaws; (v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so without limits specifically prescribed by the Board of Directors.

5.    OFFICERS

      5.1.  Positions.

      The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or and officer authorized by the Board of Directors) from time to time may appoint, including a Chairman of the Board, one or more Executive Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person.

      5.2.  Powers.

      (a) Each officer shall have, in addition to the duties and powers set forth herein, such duties and powers as are commonly incident to such officer's office and such additional duties and powers as the Board of Directors may from time to time authorize.

      (b) Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities or partnership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or the President and any such officer may, in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or at any meeting of any partnership in which the Corporation owns an interest, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities or partnership interest and which, as the owners thereof, the Corporation might have possessed and exercised, if present.

      5.3.  Chief Executive Officer.

      The Chief Executive Officer of the Corporation shall have overall responsibility and authority for management of the operations of the Corporation, subject to the authority of the Board of Directors. Unless otherwise specified by the Board of Directors, the Chief Executive Officer shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chief Executive Officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, provided that the Chief Executive Officer may assign or execute any document or instrument where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

      5.4.  President.

      The President shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors or by the Chief Executive Officer. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

      5.5.  Vice President.

      Any Vice President shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors, the Chief Executive Officer or the President. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice

Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may execute bonds, mortgages and other documents under the seal of the Corporation.

      5.6.  Secretary.

      The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary also may attest all instruments signed by any other officer of the Corporation.

      5.7.  Treasurer.

      The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accountings of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chief Executive Officer, the President, the Vice President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

      5.8.  Term of Office.

      The officers of the Corporation shall hold office until their successors are chosen and qualified or until their death, earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

      5.9.  Fidelity Bonds.

      The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

6.    CAPITAL STOCK.

      6.1.  Certificates of Stock; Uncertificated Shares.

      The shares of the Corporation shall be represented by certification, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by Board of Directors, every holder of stock represented by certificates, and upon request every holder of noncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chief Executive Officer, the President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Secretary. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      6.2.  Lost Certificates.

      The Board of Directors, Chief Executive Officer, President, or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond, in such sum as the Board of Directors, or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

      6.3.  Record Date.

            (a)   Actions by Stockholders.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders (or to take any other action), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than 10 nor more than 60 days before the meeting or action requiring a determination of stockholders.

      In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date.

      If no record date is fixed by the Board of Directors, the record date shall be at the close of business on the day next preceding the day on which notice is given, or if notice is not required or is waived, at the close of business on the day next preceding the day on which the meeting is held or such other action is taken, except that (if no record date is established by the Board of Directors) the record date for determining stockholders entitled to consent to corporate action without a meeting is the first date on which a stockholder delivers a signed written consent to the Corporation for inclusion in the Minute Book of the Corporation.

            (b)   Payments.

      In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution pertaining thereto.

            (c)   Stockholders of Record.

      The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

7.    INSURANCE.

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such (whether or not the Corporation would have the power to indemnify such person against the same liability).

8.    GENERAL PROVISIONS.

      8.1.  Inspection of Books and Records.

      Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

      8.2.  Dividends.

      The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

      8.3.  Reserves.

      The Board of Directors may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

      8.4.  Execution of Instruments.

      All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      8.5.  Fiscal Year.

      The fiscal year of the Corporation shall begin on January 1 and end on December 31.

      8.6.  Seal.

      The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

9.    AMENDMENTS TO BYLAWS.

      The Board of Directors may from time to time adopt, amend and repeal these Bylaws. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. If stockholders are entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as may be provided in the Certificate of Incorporation or by law, then the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of Bylaws by the stockholders of the Corporation.

                                   * * * * *